Exhibit 99.3

Science Dynamics Corporation, Inc. and Subsidiaries
Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements of the Company presents the unaudited combined statements of operations for the year ended December 31, 2005 and September 30, 2006, as if the acquisition of Ricciardi Technologies Inc. had occurred January 1, 2005.

The acquisition will be accounted for as a purchase, with the assets acquired and the liabilities assumed recorded at fair values.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma combined financial position and results of its combined operations in accordance with Article 11 of SEC Regulation S-X based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma combined financial statements presented herein is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the purchase had been consummated on such dates, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto.

Lattice Incorporated (formerly Science Dynamics Corporation)
Statement of Operations
Proforma for the Twelve Months ended December 31, 2006

						Twelve Months
						31-Dec-06
	Twelve Months			Adjustments		2006
		January 1, 2006 to		Dr(Cr)
	2006	Septmeber 19, 2006
	Lattice Incorporated	RTI	Consolidated			Combined Proforma

Sales - Technology Products	$1,692,052		$1,692,052			1,692,052
Sales- Technology Services	5,802,836	3,640,176	9,443,012			9,443,012
	7,494,888	3,640,176	11,135,064			11,135,064

Cost of Sales - Technology Products	554,136		554,136			554,136
Cost of Sale - Technology Services	2,801,085	1,644,523	4,445,608			4,445,608
	3,355,221	1,644,523	4,999,744			4,999,744

Gross Profit	4,139,667	1,995,653	6,135,320			6,135,320
	55%	55%	55%			55%

Operating costs and expenses:

Research and development	435,768	-	435,768			435,768
Selling, general and Administrative	3,248,013	1,536,515	4,784,528			4,784,528

Total Operation Expenses	3,683,781	1,536,515	5,220,296			5,220,296

Total Operating Income	455,886	459,138	915,024			915,024

Other income (expenses):
Gain and Loss of investments	-		-			-
Interest & Dividend income		34,645	34,645			34,645
Other Income	-	(15,040)	(15,040)			(15,040)
Interest expense	(704,178)		(704,178)	(251,473	)(1)	(711,455)
			-	258,750	(3)
Extinguishment Loss	(158,266)	-	(158,266)			(158,266)
Derivative income (expenses)	(13,753,295)		(13,753,295)			(13,753,295)
Minority interest	(57,245)		(57,245)			(57,245)
Finance Expense	(1,334,336)	-	(1,334,336)	884,948	(2)	(2,219,284)
Total Other income (expenses)	(16,007,320)	19,605	(15,987,715)			(16,879,940)

Net Income (Loss)	(15,551,434)	478,743	(15,072,691)	892,225		(15,964,916)

Lattice Incorporated (formerly Science Dynamics Corporation)
Statement of Operations
Proforma for the Twelve Months ended December 31, 2005

	Twelve Months					December 31,
	December 31, 2005			Adjustments		2005
	Lattice	RTI	Consolidated	Dr(Cr)		Combined Proforma

Sales - Technology Products	$1,224,042		$1,224,042			$1,224,042
Sales- Technology Services	3,011,227	4,542,842	7,554,069			7,554,069
	4,235,269	4,542,842	8,778,111			8,778,111

Cost of Sales - Technology Products	439,483		439,483			439,483
Cost of Sale - Technology Services	1,834,281	2,021,126	3,855,407			3,855,407
	2,273,764	2,021,126	4,294,890	-		4,294,890

Gross Profit	1,961,505	2,521,716	4,483,221			4,483,221

Operating costs and expenses:

Research and development	431,021	-	431,021			431,021
Selling, general and Administrative	2,537,365	1,611,411	4,148,776			4,148,776

Total Operation Expenses	2,968,386	1,611,411	4,579,797			4,579,797

		-	-

Total Operating Income (loss)	(1,006,881)	910,305	(96,576)			(96,576)

Other income (expenses):
NJ NOL	216,058	-	216,058			216,058
Gain and Loss of investments	-	-	-			-
Interest & Dividend income		44,111	44,111			44,111
Derivative income	370,027		370,027			370,027
Other Income		(14,926)	(14,926)			(14,926)
Interest expense	(509,007)	-	(509,007)	(353,171	)(2)	(433,336)
				277,500	(3)
Minority interest	93,679		93,679			93,679
Finance Expense	(26,979)	-	(26,979)	995,566	(1)	(1,022,545)
Total Other Income (expense)	143,778	29,185	172,963			(746,932)

Net Income (Loss)	(863,103)	939,490	76,387	919,895		(843,508)

Science Dynamics Corporation, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Combined Financial Statements

Twelve Months ended December 31, 2006:

1.
Represents the reversal of interest charged of $251,473 on the $2.0M Laurus Convertible Note extinguished September 19, 2006 in conjunction with the RTI acquisition financing placed with Barron Capital Partners.

2.
Represents the additional amortization expense of deferred finance costs of $884,948 covering the period January 1, 2006 until September 19, 2006 associated with the $4.5M convertible note placed with Barron Capital Partners on September 19, 2006. The amortization expense assumes the Barron Note with a term of 9 months was in place January 1, 2006. The total amortization expense related to the Barron Note for the nine months ended September 30, 2006 was $995,566..

3.
Additional interest expense of $258,750 for the period January 1 to September 19, 2006 which includes; (i) the interest chargeable on the $250,000 note with Laurus Capital as part of the refinancing which occurred on September 19, 2006 in conjunction with the “RTI” acquisition and (ii) the interest charged on the $500,000 note issued to RTI as part of the purchase price of “RTI” and (iii) interest coupon on the $4,500,000 Barron Convertible Note calculated from January 1, 2006.

Twelve Months ended December 31, 2005:

1.
The charge of $995,566 to finance expense represents the amortization of deferred financing fees tied to the placement of the $4.5M convertible note issued to Barron Capital partners on September 19, 2006 in conjunction with the purchase of “RTI”.

2.
Represents the reversal of interest charged of $353,171 on the $2.0M Laurus Convertible Note extinguished September 19, 2006 in conjunction with the RTI acquisition financing placed with Barron Capital Partners.

3.
Interest expense of $277,750 for twelve months reflects; (i) the interest chargeable on the $250,000 note with Laurus Capital as part of the refinancing which occurred on September 19, 2006 in conjunction with the “RTI” acquisition (ii) the interest charged on the $500,000 note issued to RTI as part of the purchase price of “RTI” and (iii) interest coupon on the $4,500,000 Barron Convertible Note (9 Mo Term) calculated from January 1, 2005.